As filed with the Securities and Exchange Commission on March 19, 1999
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                        Bedford Property Investors, Inc.
             (Exact name of Registrant as specified in its charter)

        Maryland                                               68-0306514
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              270 Lafayette Circle
                           Lafayette, California 94549
                    (Address of Principal Executive Offices)


                  Bedford Property Investors, Inc. 401(k) Plan
                            (Full title of the plan)
                            -------------------------

                                Peter B. Bedford
                        Bedford Property Investors, Inc.
                              270 Lafayette Circle
                           Lafayette, California 94549
                     (Name and address of agent for service)

                                 (925) 283-8910
          (Telephone number, including area code, of agent for service)
                            -------------------------

                                    Copy to:
                             Kevin P. Kennedy, Esq.
                               Shearman & Sterling
                               1550 El Camino Real
                            Menlo Park, CA 94025-4100

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
       Title of                     Amount           Proposed Maximum      Proposed Maximum         Amount of
   Securities to be                  to be          Offering Price Per         Aggregate           Registration
      Registered                  Registered (1)          Share (2)         Offering Price (2)         Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock                        150,000               $15.75                $2,362,500            $657
par value $.02 per share            Shares
====================================================================================================================

   (1) Represents 150,000 shares of Common Stock of Bedford Property Investors, Inc., par value $0.02 per share,
       (The "Common Stock") issuable pursuant to the Bedford Property Investors, Inc. 401(k) Plan (the "Plan"). In
       addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

   (2) The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on March 17, 1999 in accordance with Rule 457(c) and Rule 457(h) under the
       Securities Act of 1933, as amended, and is being utilized solely for the purpose of calculating the registration fee.

--------------------------------------------------------------------------------

                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by Bedford Property Investors, Inc. (The "Registrant") are incorporated by reference in this Registration Statement:

     (a) The Registrants's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

     (c) The Registrant's Current Report on Form 8-K filed on June 23, 1998;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

     (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

     (f) The Registrant's Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 1998;

     (g) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

     (h) The description of the Registrant's Common Stock, set forth in the Registrant's registration statement of Form 8-B as filed with the Commission on July 26, 1993, under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that have not been sold, also shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

Not Applicable.

Item 6.           Indemnification of Directors and Officers.

The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper personal benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgement as being material to the cause of action. The Charter of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

The Charter of the Registrant authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Registrant obligate it, to the maximum extent permitted by Maryland law, without requiring a preliminary determination of the ultimate entitlement to indemnification, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Registrant who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Registrant's Charter and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, and certain other parties, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal judgment was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Registrant, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

Peter B. Bedford's employment agreement provides that the Registrant shall indemnify Mr. Bedford to the fullest extent permitted by law, provided that the indemnification applies to Mr. Bedford only so long as he acts in good faith and is not found to be guilty of recklessness or willful or wanton misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

Not Applicable

Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

4.1 Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-2, commission File No. 333-921).

4.2 Charter of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.3 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

5.1 Opinion of Ballard Spahr Andrews & Ingersoll LLP as to the legality of the Registrant's Common Stock.

5.2               Internal Revenue Service determination letter dated December
                  8, 1997

23.1              Consent of KPMG LLP, independent certified public accountants.

23.2              Consent of Ballard Spahr Andrews & Ingersoll LLP (included in
                  Exhibit 5.1)

24                Powers of Attorney (included on signature page).

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes;

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10 (a) (3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities bring registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Exchange Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California on the 16th day of March, 1999.

                                      BEDFORD PROPERTY INVESTORS, INC.


                                      By:  /s/ Peter B. Bedford
                                          --------------------------------------
                                      Name:  Peter B. Bedford
                                      Title: Chairman of the Board and
                                                Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on March 16, 1999.




                                      BEDFORD PROPERTY INVESTORS, INC.
                                      401(k) PLAN


                                      By:  /s/ Peter B. Bedford
                                          --------------------------------------
                                      Name:  Peter B. Bedford
                                      Title: Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

                  Each of the undersigned whose signature appears below hereby constitutes and appoints Peter B. Bedford and Hahn Kihara, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange

Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on March 16, 1999.


           Signature                                    Title
           ---------                                    -----

      /s/ Peter B. Bedford                   Chairman of the Board and
-----------------------------------          Chief Executive Officer
        Peter B. Bedford

      /s/ Hanh Kihara                        Senior Vice President and Chief
-----------------------------------          Financial Officer (Principal
        Hanh Kihara                          Financial and Accounting
                                             Officer)

      /s/ Claude M. Ballard                  Director
-----------------------------------
         Claude M. Ballard

      /s/  Anthony M. Downs                  Director
-----------------------------------
        Anthony M. Downs

      /s/ Thomas G. Eastman                  Director
-----------------------------------
        Thomas G. Eastman

      /s/ Anthony M. Frank                   Director
-----------------------------------
        Anthony M. Frank

      /s/ Thomas H. Nolan, Jr.               Director
-----------------------------------
        Thomas H. Nolan, Jr.

      /s/ Martin I. Zankel                   Director
-----------------------------------
        Martin I. Zankel

                                  Exhibit Index

Exhibit No.                  Description of Document


                  The following exhibits are filed as part of this Registration
Statement:

4.1 Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement of Form S-2, commission File No. 333-921).

4.2 Charter of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.3 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

5.1 Opinion of Ballard Spahr Andrews & Ingersoll LLP as to the legality of the Registrant's Common Stock.

5.2               Internal Revenue Service determination letter dated December
                  8, 1997

23.1              Consent of KPMG LLP, independent certified public accountants.

23.2              Consent of Ballard Spahr Andrews & Ingersoll (included in
                  Exhibit 5.1)

24                Powers of Attorney (included on signature page).